Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Reports Fiscal Third Quarter 2021 Financial Results
Signs Seven Franchise Development Agreements Year to Date for 53 New Del Taco Restaurants from Coast to Coast
Launches New Multi-Experience and Multi-Tiered Del Yeah!™ Rewards App

Lake Forest, CA. October 14, 2021 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today reported fiscal third quarter 2021 financial results for the 12-week period ended September 7, 2021.

Management Commentary

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “We have made significant progress in signing new franchise development agreements, having signed a total of seven so far this year, including four since July, for a total of 53 new future Del Taco restaurant commitments across six states from coast to coast. Accelerating franchise development with experienced operators looking to diversify their portfolios through our unique QSR+ positioning is a critical part of our growth and these new agreements further support our stated goal of 5% system-wide new unit growth led by franchising beginning in 2023.”

Cappasola continued, “We are pleased with our positive third quarter comparable restaurant sales as we lapped strong performance driven by our very successful launch of Crispy Chicken, as well as our momentum thus far in the fourth quarter. Notable product innovation during the third quarter included new Double Cheese Breakfast Tacos and new Stuffed Quesadilla Tacos, and we plan to follow these introductions with the return of our seasonal, limited-time Tamales menu beginning in November.”

Cappasola concluded, “We recently launched our new holistic CRM platform and introduced our new loyalty App called Del Yeah! Rewards, a points-based loyalty program with four tiers that unlock exciting offers, rewards and experiences which increase along with usage of the app. We are confident that the App will enable us to not only strengthen our guest engagement but also increase sales and frequency over time.”

Fiscal Third Quarter 2021 Highlights

•Comparable restaurant sales results compared to the fiscal third quarter 2020:
◦System-wide comparable restaurant sales increased 1.8%;
◦Company-operated comparable restaurant sales increased 1.6%;
◦Franchise comparable restaurant sales increased 2.0%;
•Total revenue of $124.3 million, representing 2.9% growth from the fiscal third quarter 2020;
•Company-operated restaurant sales of $112.0 million, representing 2.2% growth from the fiscal third quarter 2020;
•Net income of $3.8 million, or $0.10 per diluted share, compared to $5.8 million, or $0.15 per diluted share, in the fiscal third quarter 2020;
•Adjusted net income* of $4.2 million, or $0.11 per diluted share, compared to $6.0 million, or $0.16 per diluted share, in the fiscal third quarter 2020;
•Restaurant contribution* margin of 16.5% compared to 18.0% in the fiscal third quarter 2020;
•Adjusted EBITDA* of $14.1 million compared to $15.3 million in the fiscal third quarter 2020; and
•One company-operated and three franchised-operated restaurants opened; one company-operated and one franchise-operated restaurant closed.

* Adjusted net income, restaurant contribution, and adjusted EBITDA are non-GAAP measures and defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.

Review of Fiscal Third Quarter 2021 Financial Results

Total revenue increased 2.9% to $124.3 million compared to $120.8 million in the fiscal third quarter 2020. Comparable restaurant sales increased 1.8% system-wide, increased 1.6% at company-operated restaurants, and increased 2.0% at franchised restaurants.

Net income was $3.8 million, or $0.10 per diluted share, compared to $5.8 million, or $0.15 per diluted share, last year.

Adjusted net income*, which excludes various items, was $4.2 million, or $0.11 per diluted share, compared to $6.0 million, or $0.16 per diluted share, last year.

Restaurant contribution* was $18.5 million compared to $19.7 million in the fiscal third quarter 2020. As a percentage of company-operated restaurant sales, restaurant contribution margin decreased 150 basis points year-over-year to 16.5%. The decrease from the year-ago period was the result of an approximate 80 basis points increase in labor and related expense and an approximate 100 basis points increase in other operating expense, due to higher advertising expense and utilities expense, partially offset by an approximate 30 basis points decrease in food and paper costs.

Adjusted EBITDA* was $14.1 million compared to $15.3 million in the fiscal third quarter 2020.

Liquidity

As of September 7, 2021, Del Taco’s debt, net of cash, totaled $102.3 million compared to $106.7 million at the end of fiscal year 2020. At the end of the fiscal third quarter 2021 the Company had $130.6 million of remaining availability under its revolving credit facility.

Common Stock Repurchase Program

Del Taco repurchased 449,324 shares of common stock at an average price of $9.87 per share for a total of $4.4 million during the fiscal third quarter 2021. At the end of the fiscal third quarter approximately $10.6 million remained under the $75 million repurchase authorization.

Dividend Announcement

The Board of Directors has authorized a quarterly cash dividend of $0.04 per share of common stock payable on November 24, 2021 to shareholders of record at the close of business on November 3, 2021.

Del Taco intends to pay quarterly cash dividends for the foreseeable future, however, all subsequent dividend payments will be reviewed quarterly and declared by the Board of Directors at its discretion.

Restaurant Portfolio and New Development Agreements

During the fiscal third quarter 2021, one company-operated and three franchised-operated restaurants opened, and one company-operated and one franchise-operated restaurant closed.

Since July, the Company signed four development agreements for a total of 23 restaurants. These agreements followed three development agreements announced earlier this year for 30 units. In total, Del Taco has signed seven development agreements to date in 2021 for 53 restaurants, featuring new franchisees across six states from coast to coast. The four recent new development agreements cover future restaurants in four states from coast to coast, including the east coast of Central Florida and Raleigh/Durham, North Carolina, as well as Fresno, California and non-traditional casino locations in Las Vegas.

Also, the Company recently announced a new delivery-only license agreement with REEF, who is a leader in the growing ghost kitchen and delivery restaurant space. The collaboration will initially kick off later this month with the first location in the dense urban Mid City area of Los Angeles, the first of several planned delivery-only locations.

Based on the current development pipeline, including the seven franchised development agreements signed this year, Del Taco expects system-wide openings will continue to be led by franchisees and will increase modestly in 2022 compared to the thirteen expected system-wide openings in 2021, followed by system-wide new unit growth of 5% beginning in 2023.

Fiscal Year 2021 Guidelines

•Annual commodity inflation compared to the prior year of 2%, inclusive of approximately 5% inflation in the fiscal fourth quarter compared to the prior year;
•Labor and related inflation of approximately 6%;
•Menu price increase of approximately 4.6%;
•Modest restaurant contribution margin* expansion compared to the 16.1% achieved during fiscal 2020;
•General and administrative expenses, inclusive of stock-based compensation, at approximately 9.0% of total revenue;
•Effective tax rate of approximately 29%;
•Capital expenditures up to $30 million, including expenditures to maintain or enhance existing restaurants, company-operated restaurant openings, the test remodel program, and various discretionary technology and restaurant level investments;
•Four company-operated restaurant openings, of which three have already opened; and
•Nine franchised restaurant openings, of which eight have already opened, for 13 system-wide openings.

Conference Call and Webcast

A conference call and webcast are scheduled for 4:30 p.m. ET today. Hosting the conference call and webcast will be John D. Cappasola, Jr., President and Chief Executive Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13723212.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution* is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors.

Adjusted EBITDA* is defined as net income prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense; (gain) loss on disposal of assets and adjustments to assets held for sale, net; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; amortization of favorable and unfavorable lease assets and liabilities, net; pre-opening costs; sublease income for closed restaurants; executive transition costs; and other income; as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and (ii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors.

Adjusted net income* represents company net income before sublease income for closed restaurants; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; (gain) loss on disposal of assets and adjustments to assets held for sale, net; other income; executive transition costs; net of tax. Adjusted diluted net income per share* represents company diluted net income per share before sublease income for closed restaurants; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; (gain) loss on disposal of assets and adjustments to assets held for sale, net; other income; executive transition costs; and tax impact of adjustments, net of tax.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ:TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant's working kitchen with the value and convenience of a drive-thru. Del Taco's menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, sliced avocado, freshly grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco.

Founded in 1964, today Del Taco serves more than three million guests each week at its approximately 600 restaurants across 16 states. Del Taco’s commitment to providing guests with the best quality and value for their money originates from cooking, chopping, shredding and grilling menu items from scratch. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the impact of the COVID-19 pandemic, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations (including minimum wage regulations), food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to successfully execute our portfolio optimization strategy, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program or dividend policy, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 29, 2020 available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 7, 2021	December 29, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,384	$7,912
Accounts and other receivables, net	5,292	5,463
Inventories	2,952	2,799
Prepaid expenses and other current assets	4,191	2,078
Assets held for sale	1,468	1,495
Total current assets	17,287	19,747
Property and equipment, net	146,276	146,706
Operating lease right-of-use assets	243,595	249,071
Goodwill	108,979	108,979
Trademarks	208,400	208,400
Intangible assets, net	8,870	9,754
Other assets, net	6,260	4,652
Total assets	$739,667	$747,309
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20,830	$18,683
Other accrued liabilities	46,739	45,413
Current portion of finance lease obligations and other debt	59	190
Current portion of operating lease liabilities	21,286	22,648
Total current liabilities	88,914	86,934
Long-term debt, finance lease obligations and other debt, excluding current portion, net	105,578	114,418
Operating lease liabilities, excluding current portion	246,220	251,958
Deferred income taxes	63,547	61,485
Other non-current liabilities	19,626	19,760
Total liabilities	523,885	534,555
Shareholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 36,392,418 shares issued and outstanding at September 7, 2021; 36,828,237 shares issued and outstanding at December 29, 2020	4	4
Additional paid-in capital	324,269	333,712
Accumulated other comprehensive loss	—	—
Accumulated deficit	(108,491)	(120,962)
Total shareholders’ equity	215,782	212,754
Total liabilities and shareholders’ equity	$739,667	$747,309

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Revenue:
Company restaurant sales	$111,981	$109,522	$328,563	$305,116
Franchise revenue	5,586	5,169	16,395	14,080
Franchise advertising contributions	4,170	4,001	12,184	9,995
Franchise sublease and other income	2,534	2,090	7,631	5,971
Total revenue	124,271	120,782	364,773	335,162
Operating expenses:
Restaurant operating expenses:
Food and paper costs	29,315	29,051	84,764	82,988
Labor and related expenses	37,210	35,450	109,932	101,995
Occupancy and other operating expenses	26,989	25,302	77,436	72,099
General and administrative	11,218	10,841	33,861	30,139
Franchise advertising expenses	4,170	4,001	12,184	9,995
Depreciation and amortization	6,021	6,055	17,952	18,477
Occupancy and other - franchise subleases and other	2,354	1,766	7,324	5,088
Pre-opening costs	152	63	407	359
Impairment of goodwill	—	—	—	87,277
Impairment of trademarks	—	—	—	11,900
Impairment of long-lived assets	—	—	—	8,287
Restaurant closure charges, net	690	413	1,488	1,406
Loss on disposal of assets and adjustments to assets held for sale, net	37	140	91	697
Total operating expenses	118,156	113,082	345,439	430,707
Income (loss) from operations	6,115	7,700	19,334	(95,545)
Other expense (income), net
Interest expense	660	941	2,082	3,730
Other income	—	—	(373)	—
Total other expense, net	660	941	1,709	3,730
Income (loss) from operations before provision (benefit) for income taxes	5,455	6,759	17,625	(99,275)
Provision (benefit) for income taxes	1,617	962	5,154	(2,028)
Net income (loss)	3,838	5,797	12,471	(97,247)
Other comprehensive income:
Reclassification of interest rate cap amortization included in net income (loss), net of tax	—	—	—	52
Total other comprehensive income, net	—	—	—	52
Comprehensive income (loss)	$3,838	$5,797	$12,471	$(97,195)
Earnings (loss) per share:
Basic	$0.11	$0.16	$0.34	$(2.62)
Diluted	$0.10	$0.15	$0.34	$(2.62)
Weighted average shares outstanding
Basic	36,455,883	37,293,390	36,642,380	37,152,419
Diluted	36,786,635	37,420,043	37,082,007	37,152,419

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Net income (loss)	$3,838	$5,797	$12,471	$(97,247)
Non-GAAP adjustments:
Provision (benefit) for income taxes	1,617	962	5,154	(2,028)
Interest expense	660	941	2,082	3,730
Depreciation and amortization	6,021	6,055	17,952	18,477
EBITDA	12,136	13,755	37,659	(77,068)
Stock-based compensation expense (a)	1,427	1,267	4,346	3,905
Loss on disposal of assets and adjustments to assets held for sale, net (b)	37	140	91	697
Impairment of goodwill (c)	—	—	—	87,277
Impairment of trademarks (d)	—	—	—	11,900
Impairment of long-lived assets (e)	—	—	—	8,287
Restaurant closure charges, net (f)	690	413	1,488	1,406
Amortization of favorable and unfavorable lease assets and liabilities, net (g)	(72)	(70)	(243)	(185)
Pre-opening costs (h)	152	63	407	359
Sublease income for closed restaurants (i)	(282)	(247)	(807)	(745)
Executive transition costs (j)	—	—	—	287
Other income (k)	—	—	(373)	—
Adjusted EBITDA	$14,088	$15,321	$42,568	$36,120

(a)Includes non-cash, stock-based compensation.
(b)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, remeasurement losses for assets held for sale reclassified back to held for use, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(c)Includes non-cash charges related to impairment of goodwill.
(d)Includes non-cash charges related to impairment of trademarks.
(e)Includes non-cash charges related to impairment of long-lived assets.
(f)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure of a restaurant.
(g)Includes amortization of favorable lease assets and unfavorable lease liabilities.
(h)Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(j)Includes costs associated with the transition of former Company executives, such as severance expense.
(k)During 2021, other income consists of a legal settlement related to construction defects at a company-operated restaurant.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Company restaurant sales	$111,981	$109,522	$328,563	$305,116
Restaurant operating expenses	93,514	89,803	272,132	257,082
Restaurant contribution	$18,467	$19,719	$56,431	$48,034
Restaurant contribution margin	16.5%	18.0%	17.2%	15.7%

Del Taco Restaurants, Inc.
Reconciliation of Income (Loss) from Operations to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Income (loss) from operations	$6,115	$7,700	$19,334	$(95,545)
Less:
Franchise revenue	(5,586)	(5,169)	(16,395)	(14,080)
Franchise advertising contributions	(4,170)	(4,001)	(12,184)	(9,995)
Franchise sublease income and other	(2,534)	(2,090)	(7,631)	(5,971)
Plus:
General and administrative	11,218	10,841	33,861	30,139
Franchise advertising expenses	4,170	4,001	12,184	9,995
Depreciation and amortization	6,021	6,055	17,952	18,477
Occupancy and other - franchise subleases and other	2,354	1,766	7,324	5,088
Pre-opening costs	152	63	407	359
Impairment of goodwill	—	—	—	87,277
Impairment of trademarks	—	—	—	11,900
Impairment of long-lived assets	—	—	—	8,287
Restaurant closure charges, net	690	413	1,488	1,406
Loss on disposal of assets and adjustments to assets held for sale, net	37	140	91	697
Restaurant contribution	$18,467	$19,719	$56,431	$48,034
Company restaurant sales	$111,981	$109,522	$328,563	$305,116
Restaurant contribution margin	16.5%	18.0%	17.2%	15.7%

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Net income (loss), as reported	$3,838	$5,797	$12,471	$(97,247)
Sublease income for closed restaurants (a)	(282)	(247)	(807)	(745)
Impairment of goodwill (b)	—	—	—	87,277
Impairment of trademarks (c)	—	—	—	11,900
Impairment of long-lived assets (d)	—	—	—	8,287
Restaurant closure charges, net (e)	690	413	1,488	1,406
Loss on disposal of assets and adjustments to assets held for sale, net (f)	37	140	91	697
Other income (g)	—	—	(373)	—
Executive transition costs (h)	—	—	—	287
Tax impact of adjustments (i)	(120)	(82)	(108)	(5,891)
Non-GAAP adjusted net income	$4,163	$6,021	$12,762	$5,971

Earnings (loss) per share (as reported):
Basic	$0.11	$0.16	$0.34	$(2.62)
Diluted	$0.10	$0.15	$0.34	$(2.62)
Weighted average shares outstanding (as reported):
Basic	36,455,883	37,293,390	36,642,380	37,152,419
Diluted	36,786,635	37,420,043	37,082,007	37,152,419

Adjusted earnings per share:
Basic	$0.11	$0.16	$0.35	$0.16
Diluted	$0.11	$0.16	$0.34	$0.16
Shares used in computing adjusted earnings per share:
Basic	36,455,883	37,293,390	36,642,380	37,152,419
Diluted	36,786,635	37,420,043	37,082,007	37,213,880

(a)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(b)Includes non-cash charges related to impairment of goodwill.
(c)Includes non-cash charges related to impairment of trademarks.
(d)Includes non-cash charges related to impairment of long-lived assets.
(e)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure of a restaurant.
(f)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, remeasurement losses for assets held for sale reclassified back to held for use, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(g)During 2021, other income consists of a legal settlement related to construction defects at a company-operated restaurant.
(h)Includes costs associated with the transition of former Company executives, such as severance expense.
(i)Represents the income tax associated with the adjustments in (a) through (h) that are deductible for income tax purposes.

Del Taco Restaurants, Inc.
Restaurant Development

	12 Weeks Ended		36 Weeks Ended
	September 7, 2021	September 8, 2020	September 7, 2021	September 8, 2020
Company-operated restaurant activity:
Beginning of period	297	294	295	300
Openings	1	1	3	3
Closures	(1)	—	(1)	(2)
Sold to franchisees	—	—	—	(6)
Restaurants at end of period	297	295	297	295
Franchise-operated restaurant activity:
Beginning of period	304	299	301	296
Openings	3	4	8	5
Closures	(1)	(2)	(3)	(6)
Purchased from Company	—	—	—	6
Restaurants at end of period	306	301	306	301
Total restaurant activity:
Beginning of period	601	593	596	596
Openings	4	5	11	8
Closures	(2)	(2)	(4)	(8)
Restaurants at end of period	603	596	603	596